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EXHIBIT 16 TO FORM 8-K/A

May 2, 2001
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 of Form 8-K/A dated May 2, 2001, of TFC Enterprises, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                   Sincerely,

                                   /s/ Ernst & Young LLP
                                   ----------------------
                                   Ernst & Young LLP